Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Scott A. Kingsley, President and CEO
Annette L. Burns, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES FULL YEAR 2025 RESULTS AND DECLARES CASH DIVIDEND

NORWICH, NY (January 26, 2026) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the three and twelve months ended December 31, 2025.

Net income for the fourth quarter of 2025 was $55.5 million, or $1.06 per diluted common share, compared to $36.0 million, or $0.76 per diluted common share, for the fourth quarter of 2024, and $54.5 million, or $1.03 per diluted common share, for the third quarter of 2025. Operating diluted earnings per share(1), a non-GAAP measure, was $1.05 for the fourth quarter of 2025, compared to $0.77 for the fourth quarter of 2024 and $1.05 for the third quarter of 2025.

Net income for the year ended December 31, 2025 was $169.2 million, or $3.33 per diluted common share, compared to $140.6 million, or $2.97 per diluted common share, in the prior year.

The Company completed the acquisition of Evans Bancorp, Inc. (“Evans”) on May 2, 2025, adding 200 employees and 18 banking locations in Western New York, $1.67 billion in loans and $1.86 billion in deposits. In connection with the transaction, the Company issued 5.1 million shares of common stock, with a value of $221.8 million as of the closing date. The comparison to the fourth quarter of 2024 is significantly impacted by the Evans acquisition.

CEO Comments

“For the fourth quarter of 2025, we delivered another strong period of performance, generating operating earnings per share of $1.05 and reported return on average assets of 1.37%. We posted a solid return on average tangible common equity of 17.05% and achieved meaningful positive operating leverage,” said NBT President and CEO Scott Kingsley. “By virtually all measures, 2025 was a successful year with strong execution by team members across the company resulting in record net revenues. We achieved a seamless integration with our Evans merger in May, adding a significant presence in the Western Region of New York along with 200 talented professionals. We also raised our dividend to shareholders by 8.8%, marking our thirteenth consecutive year of dividend increases. We are grateful for the collaborative and diligent work of our team members that consistently strengthens our company and enhances the value we deliver to our customers, communities and shareholders.”

Fourth Quarter 2025 Financial Highlights

Net Income	■	Net income was $55.5 million and diluted earnings per share was $1.06
	■	Operating net income was $55.4 million and operating diluted earnings per share was $1.05(1)
Net Interest Income / NIM	■	Net interest income on a fully taxable equivalent (“FTE”) basis was $136.0 million, an increase of $0.8 million from the prior quarter(1)
	■	Net interest margin (“NIM”) on an FTE basis was 3.65%(1), a decrease of 1 basis point (“bp”) from the prior quarter
	■	Earning asset yields of 5.08% were down 10 bps from the prior quarter
	■	Total cost of funds of 1.51% was down 9 bps from the prior quarter
	■	Included in FTE net interest income was $7.4 million of acquisition-related net accretion
Noninterest Income	■	Noninterest income was $49.6 million, or 27% of total revenues, excluding net securities gains (losses)
Loans and Credit Quality	■	Period end loans increased $1.63 billion, or 16.3% from December 31, 2024
	■	Net charge-offs to average loans was 0.16% annualized
	■	Nonperforming loans to total loans was 0.45%
	■	Allowance for loan losses to total loans was 1.19%
	■	Provision for loan losses was $3.8 million
Deposits	■	Deposits increased $1.95 billion, or 16.9%, from December 31, 2024
	■	Total cost of deposits was 1.44% for the fourth quarter of 2025, down 8 bps from the third quarter of 2025
Capital	■	Stockholders’ equity was $1.90 billion as of December 31, 2025
	■	Tangible book value per share(2) was $26.54 at December 31, 2025 an increase of 266 bps from December 31, 2024
	■	Tangible equity to assets of 8.95%(1)
	■	CET1 ratio of 12.07%; Leverage ratio of 9.48%

Loans

■	Period end total loans were $11.60 billion at December 31, 2025, compared to $9.97 billion at December 31, 2024.
■
Period end total loans increased $1.63 billion from December 31, 2024. Excluding the other consumer and residential solar portfolios, which are in a planned run-off status, and the loans acquired from Evans, period end loans increased $68.1 million, or 0.7%, from December 31, 2024.

Deposits

■
Total deposits at December 31, 2025 were $13.50 billion, compared to $11.55 billion at December 31, 2024 and $13.66 billion at September 30, 2025. Excluding the deposits acquired from Evans, deposits increased $88.4 million from December 31, 2024. Excluding deposits acquired from Evans, interest-bearing checking and money market accounts increased, partially offset by a decrease in time and savings deposits.

■	The loan to deposit ratio was 85.9% at December 31, 2025, compared to 86.3% at December 31, 2024 and 84.9% at September 30, 2025.

Net Interest Income and Net Interest Margin

■
Net interest income for the fourth quarter of 2025 was $135.4 million, an increase of $0.8 million, or 0.6%, from the third quarter of 2025 and an increase of $29.3 million, or 27.6%, from the fourth quarter of 2024. The increase in net interest income from the third quarter of 2025 was driven by the increase in the average balance of earning assets and a decrease in funding costs more than offsetting the decline in earning asset yields. Three Federal Reserve interest rate cuts from September to December affected both earning asset yields and funding costs during the quarter. The increase in net interest income from the fourth quarter of 2024 resulted primarily from the improvement in net interest margin, the Evans acquisition and organic growth in interest-earning assets.

■
The NIM on an FTE basis for the fourth quarter of 2025 was 3.65%, a decrease of 1 bp from the third quarter of 2025, as a decrease in earning asset yields were almost offset by a decrease in the cost of funds. In addition, the increase in the average balance of lower-yielding short-term interest-bearing accounts reduced NIM by 1 bp for the quarter. The NIM on an FTE basis increased 31 bps from the fourth quarter of 2024 due to higher yields on earning assets, including acquisition-related net accretion and a decrease in the cost of funds.

■
Earning asset yields for the three months ended December 31, 2025 decreased 10 bps from the prior quarter to 5.08%. Loan yields for the three months ended December 31, 2025 decreased 10 bps from the prior quarter to 5.70% due to the Federal Reserve interest rate cuts partially offset by loans originating at higher rates than portfolio yields. Earning asset yields increased 12 bps from the same quarter in the prior year due to new loan yields that were priced higher than portfolio yields and higher levels of acquisition-related net accretion. Average earning assets increased $124.9 million, or 0.9%, from the third quarter of 2025 and grew $2.07 billion, or 16.2%, from the fourth quarter of 2024 due primarily to the addition of $1.95 billion in interest-earning assets acquired from Evans and organic earning asset growth.

■
Total cost of deposits, including noninterest bearing deposits, was 1.44% for the fourth quarter of 2025, a decrease of 8 bps from the prior quarter primarily due to the decrease in the cost of time and money market deposits. Total cost of deposits decreased 16 bps from the same period in the prior year.

■	Total cost of funds for the three months ended December 31, 2025 was 1.51%, a decrease of 9 bps from the prior quarter and a decrease of 20 bps from the fourth quarter of 2024.

Asset Quality and Allowance for Loan Losses

■	Net charge-offs to total average loans for the fourth quarter of 2025 was 16 bps compared to 15 bps in the prior quarter primarily due to an increase in both commercial and consumer net charge-offs.
■	Nonperforming assets to total assets was 0.33% at December 31, 2025, unchanged from September 30, 2025 and down from 0.38% at December 31, 2024.
■
Provision expense for the three months ended December 31, 2025 was $3.8 million, compared to $3.1 million for the third quarter of 2025. The increase in the provision for loan losses during the quarter was primarily due to a higher level of net charge-offs in the fourth quarter of 2025.

■
The allowance for loan losses was $138.0 million, or 1.19% of total loans, at December 31, 2025, compared to $139.0 million, or 1.20% of total loans, at September 30, 2025 and compared to $116.0 million, or 1.16% of total loans, at December 31, 2024. The decrease in the allowance for loan losses in the fourth quarter of 2025 is primarily driven by a modest improvement in the economic forecast. The increase in the allowance for loan losses from the fourth quarter of 2024 was primarily due to the $20.7 million of allowance for acquired Evans loans.

■
The reserve for unfunded loan commitments was $5.8 million at December 31, 2025, compared to $5.9 million at September 30, 2025 and compared to $4.4 million at December 31, 2024. The provision for unfunded loan commitments in the second quarter of 2025 included $0.5 million of acquisition-related provision for unfunded loan commitments.

Noninterest Income

■
Total noninterest income, excluding securities gains (losses), was $49.6 million for the three months ended December 31, 2025, down $1.8 million, or 3.6%, from the seasonally high third quarter of 2025, and up $7.4 million, or 17.4%, from the fourth quarter of 2024.

■	Service charges on deposit accounts were comparable to the prior quarter and higher than the fourth quarter of 2024 due primarily to the Evans acquisition and new account growth.
■
Retirement plan administration fees were down $1.8 million from the prior quarter and increased $1.2 million, or 9.1%, from the fourth quarter of 2024. The decrease from the prior quarter was expected due to higher seasonal activity-based fees in the third quarter. The increase from the fourth quarter of 2024 was driven by higher market values of assets under administration and the acquisition of a small third-party administrator in the fourth quarter of 2024.

■
Wealth management fees increased $0.9 million, or 8.3%, from the prior quarter and increased $1.2 million, or 10.9%, from the fourth quarter of 2024. The increase from the prior quarter and the fourth quarter of 2024 reflects market performance, growth in new customer accounts and seasonal activity-based fees.

■	Insurance revenues decreased $1.3 million from the prior quarter, which typically has comparatively higher levels of policy renewals than in the fourth quarter.
■	Bank owned life insurance income increased compared to the fourth quarter of 2024 primarily due to $1.0 million in additional gains recognized.
■
Other noninterest income increased $0.2 million from the prior quarter and $2.4 million from the fourth quarter of 2024. The increase from the prior quarter was driven by a $1.0 million gain on an equity investment. The third quarter included a $0.6 million gain related to the finalization of a third-party contractual arrangement. The increase from the fourth quarter of 2024 was driven by a $1.0 million gain on an equity investment and an increase in loan related fee income.

Noninterest Expense

■
Total noninterest expense was $111.7 million for the fourth quarter of 2025, compared to $111.1 million for the third quarter of 2025 and $100.8 million for the fourth quarter of 2024. Excluding acquisition expenses of $1.1 million in the third quarter of 2025 and $1.0 million in the fourth quarter of 2024, noninterest expense increased 1.5% compared to the previous quarter and was 11.9% higher than the fourth quarter of 2024. The increase was primarily due to the Evans acquisition and continued investments in our infrastructure.

■
Salaries and benefits decreased 1.0% from the prior quarter with changes in incentive compensation and medical expenses. The increase from the fourth quarter of 2024 was driven by the impact of the Evans acquisition as NBT added 200 Evans employees in May, annual merit pay increases and higher medical expenses.

■
Technology and data services increased $0.6 million from the prior quarter and $1.6 million from the fourth quarter of 2024 primarily due to the Evans acquisition, timing of planned activities and ongoing investment in enterprise technology initiatives.

■
Occupancy costs were consistent with the prior quarter with a slight increase for seasonal maintenance. The $1.5 million increase from the fourth quarter of 2024 was driven by additional expenses from the Evans acquisition and higher facilities costs related to new branch banking locations.

■
Professional fees and outside services were consistent with the prior quarter and increased $1.0 million from the fourth quarter of 2024 primarily due to the Evans acquisition and the timing of various initiatives.

■
Amortization of intangible assets was consistent with the prior quarter and increased $1.3 million from the fourth quarter of 2024 primarily due to the amortization of intangible assets related to the Evans acquisition.

■
Other expenses increased $1.4 million from the prior quarter and $2.3 million from the fourth quarter of 2024. The increase from the prior quarter was driven by higher levels of marketing, travel, training and charitable contributions. The increase from the fourth quarter of 2024 reflects the Evans acquisition including increased FDIC insurance expense, travel, training and charitable contributions.

Income Taxes

■
The effective tax rate for the fourth quarter of 2025 was 20.3%, which was down from 24.2% in the prior quarter and 20.9% for the fourth quarter of 2024. The decrease in the effective tax rate from the prior quarter was primarily due to the finalization of the assessment of the deductibility of merger-related expenses and the associated impact on the full year effective tax rate.

■
The effective tax rate for the full year 2025 and 2024 were 22.9% and 21.6%, respectively. The increase in the effective tax rate from the prior year was primarily due to the higher level of pre-tax income and the impact of certain nondeductible acquisition expenses related to the Evans acquisition.

Capital

■
Tangible common equity to tangible assets(1) was 8.95% at December 31, 2025. Tangible book value per share(2) was $26.54 at December 31, 2025, increased 103 bps from $25.51 at September 30, 2025 and increased 266 bps from $23.88 at December 31, 2024.

■
Stockholders’ equity increased $370.1 million from December 31, 2024 driven by the Evans acquisition adding $221.8 million of capital, net income generation of $169.2 million and a $51.8 million decrease in accumulated other comprehensive loss reflecting the change in the fair value of securities available for sale, partially offset by dividends declared of $72.6 million and the repurchase of common stock of $10.2 million.

■	As of December 31, 2025, CET1 capital ratio of 12.07%, leverage ratio of 9.48% and total risk-based capital ratio of 14.24%.

Dividend

■
The Board of Directors approved a first-quarter cash dividend of $0.37 per share at a meeting held earlier today. The dividend represents a $0.03 per share, or 8.8%, increase over the dividend paid in the first quarter of 2025. This is the Company’s thirteenth consecutive year of annual dividend increases. The dividend will be paid on March 16, 2026 to stockholders of record as of March 2, 2026.

Stock Repurchase

■
On October 27, 2025, the Board of Directors authorized and approved an amendment to the Company’s previously announced stock repurchase program. Pursuant to the amended stock repurchase program, the Company may repurchase up to 2,000,000 shares of the Company’s common stock with all repurchases under the stock repurchase program to be made by December 31, 2027.

■
The Company purchased 250,000 shares of its common stock during the fourth quarter of 2025, for a total of $10.2 million at an average price of $40.74 per share under its previously announced stock repurchase program. The Company may repurchase shares of its common stock from time to time to mitigate the potential dilutive effects of stock-based incentive plans and other potential uses of common stock for corporate purposes. As of December 31, 2025, there were 1,750,000 shares available for repurchase under this plan.

Conference Call and Webcast

The Company will host a conference call at 10:00 a.m. (Eastern) Tuesday, January 27, 2026, to review the fourth quarter 2025 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at www.nbtbancorp.com/bn/presentations-events.html#events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $16.00 billion at December 31, 2025. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 176 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a national benefits administration firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service regional insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtbank.com/Insurance.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control, that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions, including actual or potential stress in the banking industry, and the impact they may have on the Company and its customers, and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”) and international trade disputes (including threatened or implemented tariffs imposed by the U.S. and threatened or implemented tariffs imposed by foreign countries in retaliation); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war, including international military conflicts, or terrorism; (8) the timely development and acceptance of new products and services and the perceived overall value of these products and services by users; (9) changes in consumer spending, borrowing and saving habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisition and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, and the Economic Growth, Regulatory Relief, and Consumer Protection Act of 2018; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; and (20) the Company’s success at managing the risks involved in the foregoing items.

The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected.

Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability (reported)
Diluted earnings per share	$1.06	$1.03	$0.44	$0.77	$0.76
Weighted average diluted common shares outstanding	52,524,388	52,642,688	50,787,474	47,477,391	47,505,760
Return on average assets(3)	1.37%	1.35%	0.59%	1.08%	1.04%
Return on average equity(3)	11.81%	11.86%	5.27%	9.68%	9.44%
Return on average tangible common equity(1)(3)	17.05%	17.35%	8.01%	13.63%	13.36%
Net interest margin(1)(3)	3.65%	3.66%	3.59%	3.44%	3.34%

	12 Months Ended December 31,
	2025	2024
Profitability (reported)
Diluted earnings per share	$3.33	$2.97
Weighted average diluted common shares outstanding	50,875,220	47,433,174
Return on average assets	1.11%	1.04%
Return on average equity	9.75%	9.57%
Return on average tangible common equity(1)	14.14%	13.75%
Net interest margin(1)	3.59%	3.23%

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability (operating)
Diluted earnings per share(1)	$1.05	$1.05	$0.88	$0.80	$0.77
Return on average assets(1)(3)	1.37%	1.37%	1.19%	1.11%	1.06%
Return on average equity(1)(3)	11.79%	12.05%	10.52%	9.95%	9.60%
Return on average tangible common equity(1)(3)	17.02%	17.61%	15.25%	13.99%	13.57%

	12 Months Ended December 31,
	2025	2024
Profitability (operating)
Diluted earnings per share(1)	$3.82	$2.94
Return on average assets(1)	1.27%	1.03%
Return on average equity(1)	11.21%	9.51%
Return on average tangible common equity(1)	16.15%	13.66%

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data
Short-term interest-bearing accounts	$301,958	$394,485	$276,786	$37,385	$78,973
Securities available for sale	1,862,838	1,813,194	1,729,428	1,704,677	1,574,664
Securities held to maturity	762,756	771,474	809,664	836,833	842,921
Net loans	11,460,114	11,456,134	11,484,480	9,863,267	9,853,910
Total assets	15,995,121	16,112,584	16,014,781	13,864,251	13,786,666
Total deposits	13,499,193	13,660,918	13,515,232	11,708,511	11,546,761
Total borrowings	327,422	319,358	411,376	312,977	414,983
Total liabilities	14,098,905	14,259,438	14,209,615	12,298,476	12,260,525
Stockholders’ equity	1,896,216	1,853,146	1,805,166	1,565,775	1,526,141

Capital
Equity to assets	11.85%	11.50%	11.27%	11.29%	11.07%
Tangible equity ratio(1)	8.95%	8.58%	8.30%	8.68%	8.42%
Book value per share	$36.32	$35.33	$34.46	$33.13	$32.34
Tangible book value per share(2)	$26.54	$25.51	$24.57	$24.74	$23.88
Leverage ratio	9.48%	9.34%	9.55%	10.39%	10.24%
Common equity tier 1 capital ratio	12.07%	11.80%	11.37%	12.12%	11.93%
Tier 1 capital ratio	12.07%	11.80%	11.37%	13.02%	12.83%
Total risk-based capital ratio	14.24%	13.97%	14.48%	15.24%	15.03%
Common stock price (end of period)	$41.52	$41.76	$41.55	$42.90	$47.76

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Asset quality
Nonaccrual loans	$44,592	$46,450	$43,181	$44,829	$45,819
90 days past due and still accruing	7,131	6,966	3,211	2,862	5,798
Total nonperforming loans	51,723	53,416	46,392	47,691	51,617
Other real estate owned	402	267	345	308	182
Total nonperforming assets	52,125	53,683	46,737	47,999	51,799
Allowance for loan losses	138,000	139,000	140,200	117,000	116,000

Asset quality ratios
Allowance for loan losses to total loans	1.19%	1.20%	1.21%	1.17%	1.16%
Total nonperforming loans to total loans	0.45%	0.46%	0.40%	0.48%	0.52%
Total nonperforming assets to total assets	0.33%	0.33%	0.29%	0.35%	0.38%
Allowance for loan losses to total nonperforming loans	266.81%	260.22%	302.21%	245.33%	224.73%
Past due loans to total loans(4)	0.38%	0.38%	0.38%	0.32%	0.34%
Net charge-offs to average loans(3)	0.16%	0.15%	0.09%	0.27%	0.23%

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Loan net charge-offs by line of business
Commercial	$1,232	$1,047	$97	$2,109	$2,542
Residential mortgage and home equity	(15)	18	(27)	(25)	(25)
Indirect auto	877	679	749	1,155	675
Residential solar and other consumer	2,671	2,556	1,542	3,315	2,517
Total loan net charge-offs	$4,765	$4,300	$2,361	$6,554	$5,709

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Allowance for loan losses as a percentage of loans by segment
Commercial & industrial	0.76%	0.81%	0.79%	0.76%	0.73%
Commercial real estate	1.06%	1.13%	1.14%	1.02%	0.95%
Residential mortgage	1.06%	1.05%	1.05%	1.00%	1.00%
Auto	0.68%	0.70%	0.70%	0.72%	0.81%
Residential solar and other consumer	4.09%	3.62%	3.64%	3.61%	3.64%
Total	1.19%	1.20%	1.21%	1.17%	1.16%

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Loans by line of business
Commercial & industrial	$1,671,974	$1,644,218	$1,692,335	$1,436,990	$1,426,482
Commercial real estate	4,798,957	4,830,761	4,800,494	3,890,115	3,876,698
Residential mortgage	2,537,593	2,528,565	2,530,344	2,127,588	2,142,249
Home equity	448,113	435,584	423,355	331,400	334,268
Indirect auto	1,340,524	1,327,689	1,319,401	1,309,084	1,273,253
Residential solar and other consumer	800,953	828,317	858,751	885,090	916,960
Total loans	$11,598,114	$11,595,134	$11,624,680	$9,980,267	$9,969,910

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2025	2024
Assets
Cash and due from banks	$185,158	$205,083
Short-term interest-bearing accounts	301,958	78,973
Equity securities, at fair value	48,760	42,372
Securities available for sale, at fair value	1,862,838	1,574,664
Securities held to maturity (fair value $702,577 and $749,945, respectively)	762,756	842,921
Federal Reserve and Federal Home Loan Bank stock	44,575	33,957
Loans held for sale	1,108	9,744
Loans	11,598,114	9,969,910
Less allowance for loan losses	138,000	116,000
Net loans	$11,460,114	$9,853,910
Premises and equipment, net	99,277	80,840
Goodwill	453,278	362,663
Intangible assets, net	57,656	36,360
Bank owned life insurance	317,733	272,657
Other assets	399,910	392,522
Total assets	$15,995,121	$13,786,666

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,800,209	$3,446,068
Savings, interest-bearing checking and money market	8,206,539	6,658,188
Time	1,492,445	1,442,505
Total deposits	$13,499,193	$11,546,761
Short-term borrowings	148,069	162,942
Long-term debt	43,176	29,644
Subordinated debt, net	24,509	121,201
Junior subordinated debt	111,668	101,196
Other liabilities	272,290	298,781
Total liabilities	$14,098,905	$12,260,525

Total stockholders’ equity	$1,896,216	$1,526,141

Total liabilities and stockholders’ equity	$15,995,121	$13,786,666

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Interest, fee and dividend income
Interest and fees on loans	$166,046	$141,103	$632,311	$552,846
Securities available for sale	13,081	8,773	47,015	31,274
Securities held to maturity	4,398	4,931	18,777	20,466
Other	5,019	2,930	12,889	7,084
Total interest, fee and dividend income	$188,544	$157,737	$710,992	$611,670
Interest expense
Deposits	$49,426	$46,815	$192,334	$186,948
Short-term borrowings	915	918	3,643	8,669
Long-term debt	451	293	1,463	1,166
Subordinated debt	505	1,816	4,875	7,232
Junior subordinated debt	1,807	1,790	7,131	7,533
Total interest expense	$53,104	$51,632	$209,446	$211,548
Net interest income	$135,440	$106,105	$501,546	$400,122
Provision for loan losses	$3,765	$2,209	$19,232	$19,607
Provision for loan losses - acquisition day 1 non-PCD	-	-	13,022	-
Total provision for loan losses	$3,765	$2,209	$32,254	$19,607
Net interest income after provision for loan losses	$131,675	$103,896	$469,292	$380,515
Noninterest income
Service charges on deposit accounts	$5,146	$4,411	$19,067	$17,087
Card services income	6,205	5,652	23,988	22,331
Retirement plan administration fees	14,104	12,924	61,585	56,587
Wealth management	12,028	10,842	44,755	41,641
Insurance services	3,917	3,883	18,035	17,032
Bank owned life insurance income	3,576	2,271	12,393	8,325
Net securities gains	142	222	148	2,789
Other	4,586	2,221	15,522	11,032
Total noninterest income	$49,704	$42,426	$195,493	$176,824
Noninterest expense
Salaries and employee benefits	$65,993	$61,749	$257,478	$232,487
Technology and data services	11,803	10,220	44,025	39,139
Occupancy	9,267	7,786	36,385	31,309
Professional fees and outside services	5,826	4,843	21,740	19,132
Amortization of intangible assets	3,362	2,080	11,944	8,443
Reserve for unfunded loan commitments	(100)	(125)	1,375	(705)
Acquisition expenses	-	988	19,526	1,531
Other	15,537	13,234	52,868	46,545
Total noninterest expense	$111,688	$100,775	$445,341	$377,881
Income before income tax expense	$69,691	$45,547	$219,444	$179,458
Income tax expense	14,182	9,542	50,209	38,817
Net income	$55,509	$36,005	$169,235	$140,641
Earnings Per Share
Basic	$1.06	$0.76	$3.34	$2.98
Diluted	$1.06	$0.76	$3.33	$2.97

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, in thousands except per share data)

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income
Interest and fees on loans	$166,046	$169,301	$158,912	$138,052	$141,103
Securities available for sale	13,081	12,063	11,609	10,262	8,773
Securities held to maturity	4,398	4,595	4,870	4,914	4,931
Other	5,019	4,508	2,186	1,176	2,930
Total interest, fee and dividend income	$188,544	$190,467	$177,577	$154,404	$157,737
Interest expense
Deposits	$49,426	$52,101	$48,219	$42,588	$46,815
Short-term borrowings	915	816	1,046	866	918
Long-term debt	451	450	296	266	293
Subordinated debt	505	547	2,001	1,822	1,816
Junior subordinated debt	1,807	1,890	1,795	1,639	1,790
Total interest expense	$53,104	$55,804	$53,357	$47,181	$51,632
Net interest income	$135,440	$134,663	$124,220	$107,223	$106,105
Provision for loan losses	$3,765	$3,100	$4,813	$7,554	$2,209
Provision for loan losses - acquisition day 1 non-PCD	-	-	13,022	-	-
Total provision for loan losses	$3,765	$3,100	$17,835	$7,554	$2,209
Net interest income after provision for loan losses	$131,675	$131,563	$106,385	$99,669	$103,896
Noninterest income
Service charges on deposit accounts	$5,146	$5,100	$4,578	$4,243	$4,411
Card services income	6,205	6,389	6,077	5,317	5,652
Retirement plan administration fees	14,104	15,913	15,710	15,858	12,924
Wealth management	12,028	11,103	10,678	10,946	10,842
Insurance services	3,917	5,260	4,097	4,761	3,883
Bank owned life insurance income	3,576	3,240	2,180	3,397	2,271
Net securities gains (losses)	142	(2)	112	(104)	222
Other	4,586	4,402	3,500	3,034	2,221
Total noninterest income	$49,704	$51,405	$46,932	$47,452	$42,426
Noninterest expense
Salaries and employee benefits	$65,993	$66,636	$64,155	$60,694	$61,749
Technology and data services	11,803	11,180	10,804	10,238	10,220
Occupancy	9,267	9,053	9,038	9,027	7,786
Professional fees and outside services	5,826	5,941	5,021	4,952	4,843
Amortization of intangible assets	3,362	3,429	3,042	2,111	2,080
Reserve for unfunded loan commitments	(100)	(317)	1,702	90	(125)
Acquisition expenses	-	1,125	17,180	1,221	988
Other	15,537	14,096	11,668	11,567	13,234
Total noninterest expense	$111,688	$111,143	$122,610	$99,900	$100,775
Income before income tax expense	$69,691	$71,825	$30,707	$47,221	$45,547
Income tax expense	14,182	17,354	8,197	10,476	9,542
Net income	$55,509	$54,471	$22,510	$36,745	$36,005
Earnings Per Share
Basic	$1.06	$1.04	$0.45	$0.78	$0.76
Diluted	$1.06	$1.03	$0.44	$0.77	$0.76

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2025		Q3 - 2025		Q2 - 2025		Q1 - 2025		Q4 - 2024
Assets
Short-term interest-bearing accounts	$450,719	3.93%	$338,919	4.60%	$146,640	4.61%	$63,198	4.51%	$184,988	5.27%
Securities taxable(1)	2,513,465	2.55%	2,464,271	2.46%	2,486,349	2.40%	2,402,772	2.30%	2,317,034	2.10%
Securities tax-exempt(1)(5)	194,638	3.48%	196,728	3.48%	221,328	3.65%	220,210	3.60%	211,493	3.46%
FRB and FHLB stock	44,632	4.95%	42,790	5.37%	39,176	5.12%	33,469	5.73%	33,261	5.75%
Loans(1)(6)	11,564,950	5.70%	11,600,816	5.80%	11,064,920	5.77%	9,981,487	5.62%	9,957,879	5.65%
Total interest-earning assets	$14,768,404	5.08%	$14,643,524	5.18%	$13,958,413	5.12%	$12,701,136	4.95%	$12,704,655	4.96%
Other assets	1,317,791		1,344,775		1,242,690		1,088,069		1,093,419
Total assets	$16,086,195		$15,988,299		$15,201,103		$13,789,205		$13,798,074
Liabilities and stockholders’ equity
Money market deposits	$4,222,137	2.78%	$4,077,741	3.01%	$3,808,024	3.00%	$3,496,552	3.04%	$3,504,937	3.27%
Interest-bearing checking deposits	2,094,105	1.14%	2,059,009	1.10%	1,902,392	0.98%	1,682,265	0.84%	1,664,960	0.91%
Savings deposits	1,919,032	0.42%	1,947,627	0.43%	1,852,027	0.35%	1,571,673	0.05%	1,561,703	0.05%
Time deposits	1,533,062	3.05%	1,633,647	3.26%	1,600,908	3.37%	1,450,846	3.55%	1,446,798	3.85%
Total interest-bearing deposits	$9,768,336	2.01%	$9,718,024	2.13%	$9,163,351	2.11%	$8,201,336	2.11%	$8,178,398	2.28%
Federal funds purchased	-	-	-	-	14,231	4.51%	2,278	4.45%	-	-
Repurchase agreements	137,832	2.63%	123,573	2.62%	89,957	2.52%	107,496	2.87%	116,408	3.13%
Short-term borrowings	-	-	11	4.61%	27,845	4.62%	7,033	4.61%	174	4.57%
Long-term debt	44,216	4.05%	44,802	3.98%	30,705	3.87%	27,674	3.90%	29,657	3.93%
Subordinated debt, net	24,338	8.23%	27,085	8.01%	134,684	5.96%	121,331	6.09%	120,967	5.97%
Junior subordinated debt	111,654	6.42%	111,629	6.72%	107,948	6.67%	101,196	6.57%	101,196	7.04%
Total interest-bearing liabilities	$10,086,376	2.09%	$10,025,124	2.21%	$9,568,721	2.24%	$8,568,344	2.23%	$8,546,800	2.40%
Demand deposits	3,848,626		3,849,288		3,634,517		3,385,080		3,438,194
Other liabilities	287,158		292,294		285,357		296,983		295,292
Stockholders’ equity	1,864,035		1,821,593		1,712,508		1,538,798		1,517,788
Total liabilities and stockholders’ equity	$16,086,195		$15,988,299		$15,201,103		$13,789,205		$13,798,074
Interest rate spread		2.99%		2.97%		2.88%		2.72%		2.56%
Net interest margin (FTE)(1)		3.65%		3.66%		3.59%		3.44%		3.34%

Total cost of deposits	$13,616,962	1.44%	$13,567,312	1.52%	$12,797,868	1.51%	$11,586,416	1.49%	$11,616,592	1.60%
Total cost of funds	13,935,002	1.51%	13,874,412	1.60%	13,203,238	1.62%	11,953,424	1.60%	11,984,994	1.71%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Twelve Months Ended December 31,	2025			2024
Assets
Short-term interest-bearing accounts	$251,174	$10,779	4.29%	$86,213	$4,412	5.12%
Securities taxable(1)	2,467,011	59,944	2.43%	2,285,725	45,588	1.99%
Securities tax-exempt(1)(5)	208,125	7,403	3.56%	221,273	7,788	3.52%
FRB and FHLB stock	40,055	2,110	5.27%	37,789	2,672	7.07%
Loans(1)(6)	11,058,882	633,222	5.73%	9,818,064	553,784	5.64%
Total interest-earning assets	$14,025,247	$713,458	5.09%	$12,449,064	$614,244	4.93%
Other assets	1,249,225			1,071,455
Total assets	$15,274,472			$13,520,519
Liabilities and stockholders’ equity
Money market deposits	$3,903,585	$115,197	2.95%	$3,308,433	$116,982	3.54%
Interest-bearing checking deposits	1,935,912	19,840	1.02%	1,617,456	13,442	0.83%
Savings deposits	1,823,884	5,942	0.33%	1,580,517	734	0.05%
Time deposits	1,555,058	51,355	3.30%	1,408,410	55,790	3.96%
Total interest-bearing deposits	$9,218,439	$192,334	2.09%	$7,914,816	$186,948	2.36%
Federal funds purchased	4,110	185	4.50%	13,016	721	5.54%
Repurchase agreements	114,822	3,057	2.66%	95,879	2,255	2.35%
Short-term borrowings	8,679	401	4.62%	103,963	5,693	5.48%
Long-term debt	36,916	1,463	3.96%	29,715	1,166	3.92%
Subordinated debt, net	76,458	4,875	6.38%	120,420	7,232	6.01%
Junior subordinated debt	108,145	7,131	6.59%	101,196	7,533	7.44%
Total interest-bearing liabilities	$9,567,569	$209,446	2.19%	$8,379,005	$211,548	2.52%
Demand deposits	3,681,113			3,377,352
Other liabilities	290,426			295,301
Stockholders’ equity	1,735,364			1,468,861
Total liabilities and stockholders’ equity	$15,274,472			$13,520,519
Net interest income (FTE)(1)		$504,012			$402,696
Interest rate spread			2.90%			2.41%
Net interest margin (FTE)(1)			3.59%			3.23%
Taxable equivalent adjustment		$2,466			$2,574
Net interest income		$501,546			$400,122

Total cost of deposits	$12,899,552	$192,334	1.49%	$11,292,168	$186,948	1.66%
Total cost of funds	13,248,682	209,446	1.58%	11,756,357	211,548	1.80%

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands except per share data)

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Operating net income
Net income	$55,509	$54,471	$22,510	$36,745	$36,005
Acquisition expenses	-	1,125	17,180	1,221	988
Acquisition-related provision for credit losses	-	-	13,022	-	-
Acquisition-related reserve for unfunded loan commitments	-	-	532	-	-
Securities (gains) losses	(142)	2	(112)	104	(222)
Adjustments to net income	$(142)	$1,127	$30,622	$1,325	$766
Adjustments to net income (net of tax)	$(113)	$851	$22,413	$1,020	$604
Operating net income	$55,396	$55,322	$44,923	$37,765	$36,609
Operating diluted earnings per share	$1.05	$1.05	$0.88	$0.80	$0.77

	12 Months Ended December 31,
	2025	2024
Operating net income
Net income	$169,235	$140,641
Acquisition expenses	19,526	1,531
Acquisition-related provision for credit losses	13,022	-
Acquisition-related reserve for unfunded loan commitments	532	-
Securities (gains)	(148)	(2,789)
Adjustments to net income	$32,932	$(1,258)
Adjustments to net income (net of tax)	$25,295	$(984)
Operating net income	$194,530	$139,657
Operating diluted earnings per share	$3.82	$2.94

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
FTE adjustment
Net interest income	$135,440	$134,663	$124,220	$107,223	$106,105
Add: FTE adjustment	581	594	655	636	619
Net interest income (FTE)	$136,021	$135,257	$124,875	$107,859	$106,724
Average earning assets	$14,768,404	$14,643,524	$13,958,413	$12,701,136	$12,704,655
Net interest margin (FTE)(3)	3.65%	3.66%	3.59%	3.44%	3.34%

	12 Months Ended December 31,
	2025	2024
FTE adjustment
Net interest income	$501,546	$400,122
Add: FTE adjustment	2,466	2,574
Net interest income (FTE)	$504,012	$402,696
Average earning assets	$14,025,247	$12,449,064
Net interest margin (FTE)	3.59%	3.23%

Interest income for tax-exempt securities and loans have been adjusted to an FTE basis using the statutory Federal income tax rate of 21%.

(1)	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures (continued)
(unaudited, dollars in thousands)

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Tangible equity to tangible assets
Total equity	$1,896,216	$1,853,146	$1,805,166	$1,565,775	$1,526,141
Intangible assets	510,934	515,090	518,519	396,912	399,023
Total assets	$15,995,121	$16,112,584	$16,014,781	$13,864,251	$13,786,666
Tangible equity to tangible assets	8.95%	8.58%	8.30%	8.68%	8.42%

	2025				2024
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Return on average tangible common equity
Net income	$55,509	$54,471	$22,510	$36,745	$36,005
Amortization of intangible assets (net of tax)	2,522	2,572	2,282	1,583	1,560
Net income, excluding intangibles amortization	$58,031	$57,043	$24,792	$38,328	$37,565

Average stockholders’ equity	$1,864,035	$1,821,593	$1,712,508	$1,538,798	$1,517,788
Less: average goodwill and other intangibles	513,728	517,271	471,159	398,233	399,139
Average tangible common equity	$1,350,307	$1,304,322	$1,241,349	$1,140,565	$1,118,649
Return on average tangible common equity(3)	17.05%	17.35%	8.01%	13.63%	13.36%

	12 Months Ended December 31,
	2025	2024
Return on average tangible common equity
Net income	$169,235	$140,641
Amortization of intangible assets (net of tax)	8,958	6,332
Net income, excluding intangibles amortization	$178,193	$146,973

Average stockholders’ equity	$1,735,364	$1,468,861
Less: average goodwill and other intangibles	475,530	399,989
Average tangible common equity	$1,259,834	$1,068,872
Return on average tangible common equity	14.14%	13.75%

(2)	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
(3)	Annualized.
(4)	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
(5)	Securities are shown at average amortized cost.
(6)	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.